UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2014

_________________________________________________________

GOOGLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36380	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 253-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 9, 2014, the Board of Directors (the “Board”) of Google Inc. (“Google”) appointed Alan R. Mulally to serve as a member of the Board and the Audit Committee of the Board (the “Audit Committee”).

Mr. Mulally served as President and Chief Executive Officer of Ford Motor Company, a global automotive company, from September 2006 through June 2014. Mr. Mulally was previously member of the board of directors of Ford and served on its finance committee from September 2006 through June 2014. From March 2001 to September 2006, Mr. Mulally served as Executive Vice President of the Boeing Company and President and Chief Executive Officer of Boeing Commercial Airplanes, Inc. He also was a member of the Boeing Executive Council. Prior to that time, he served as President of Boeing’s space and defense business. Mr. Mulally served as co-chair of the Washington Competitiveness Council and sat on the advisory boards of NASA, the University of Washington, the University of Kansas, the Massachusetts Institute Technology, and the U.S. Air Force Scientific Advisory Board. He is a member of the U.S. National Academy of Engineering and a fellow of England’s Royal Academy of Engineering. Mr. Mulally holds a Bachelor of Science and Master of Science degrees in aeronautical and astronautical engineering from the University of Kansas, and a Master’s degree in Management from the Massachusetts Institute of Technology as a 1982 Alfred P. Sloan fellow.

In connection with his appointment to the Board, Mr. Mulally will be granted an initial equity award of $1,000,000 in the form of Google Stock Units (“GSUs”) on the first Wednesday of the month following his appointment to the Board, with each GSU entitling Mr. Mulally to receive one share of Google’s Class C capital stock as the GSU vests. The exact number of GSUs comprising the grant will be calculated by dividing $1,000,000 by the closing price of Google’s Class C capital stock on the day prior to grant. These GSUs will vest at the rate of 25% on the 25th day of the month in which the grant’s first anniversary occurs, and an additional 1/48th will vest on the 25th day of each month thereafter, subject to continued service on the Board on the applicable vesting date. Following each Google annual stockholder meeting, Mr. Mulally will also be eligible to receive Google’s standard compensation arrangement for non-employee directors, which consists of an annual $350,000 GSU grant, vesting monthly over a period of four years, and an annual $75,000 cash retainer. The grant and payment following the 2015 annual stockholder meeting will be prorated based upon the time between the effective date of Mr. Mulally’s appointment to the Board and the date of the meeting. The GSUs are subject to the terms and conditions of Google’s 2012 Stock Plan and its related grant agreements. Google will also reimburse Mr. Mulally for all reasonable expenses in connection with his services to Google. A copy of the letter agreement between Mr. Mulally and Google is filed as Exhibit 10.1 to this Current Report on Form 8-K.
In addition, Mr. Mulally will execute Google’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to Google’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on July 12, 2004.
A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Following Mr. Mulally’s appointment to the Audit Committee, K. Ram Shriram resigned from the Audit Committee and was appointed to serve as a member of the Leadership Development and Compensation Committee of the Board.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated July 9, 2014, between Alan R. Mulally and Google Inc.

99.1	Press release of Google Inc. dated July 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: July 15, 2014	/s/ KENT WALKER
Kent Walker Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated July 9, 2014, between Alan R. Mulally and Google Inc.

99.1	Press release of Google Inc. dated July 15, 2014